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                                                                    EXHIBIT 25.1

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------


                         STATEMENT OF ELIGIBILITY UNDER
                THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE


                              --------------------


                         U.S. BANK NATIONAL ASSOCIATION
                         ------------------------------
               (Exact name of trustee as specified in its charter)

                                   31-0841368
                                   ----------
                      (I.R.S. Employer Identification No.)

         U.S. Bank Trust Center
          180 East Fifth Street
           St. Paul, Minnesota                                      55101
           -------------------                                  -------------
(Address of principal executive offices)                         (Zip code)


                              --------------------


                             LONGVIEW FIBRE COMPANY
               (Exact name of obligor as specified in its charter)

               Washington                                        91-0298760
     -------------------------------                             ----------
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)

              300 Fibre Way
       Longview, Washington 98632                                   68131
       --------------------------                                   -----
(Address of principal executive offices)                         (Zip code)

                       SENIOR SUBORDINATED NOTES DUE 2009
                       -----------------------------------
                       (Title of the indenture securities)


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1.      General Information. Furnish the following information as to the trustee --

        (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency, Washington D.C. 20521

        (b)    Whether it is authorized to exercise corporate trust powers.

               Yes.

2. Affiliations with Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

        No such affiliation exists with the Trustee, U.S. Bank Trust National Association.

        Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. List of Exhibits. List below all exhibits filed as a part of this statement of eligibility and qualification.

        1.     Articles of Association of U.S. Bank National Association.

        2. Certificate of Authority of U.S. Bank National Association to Commence Business.

        3.     Authorization of the trustee to exercise corporate trust powers.

        4.     Bylaws of U.S. Bank National Association.

        5.     Not Applicable.

        6. Consents of U.S. Bank National Association required by Section 321(b) of the Act.

        7.     Latest Report of Condition of U.S. Bank National Association.


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                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, U.S. Bank National Association, a national banking association organized under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Seattle, and State of Washington, on 26th day of February, 2002.



                                            U.S. BANK NATIONAL ASSOCIATION



                                            By   SIG: David A. Pringle
                                               ---------------------------------
                                                 David A. Pringle



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                                    EXHIBIT 1

                         U.S. BANK NATIONAL ASSOCIATION
               (FORMERLY NAMED FIRSTAR BANK, NATIONAL ASSOCIATION)

                                 CHARTER NO. 24

                              AMENDED AND RESTATED
                             ARTICLES OF ASSOCIATION

        These Amended and Restated Articles of Association supersede the Articles of Association of Firstar Bank, National Association, being renamed U.S. Bank National Association (the "Association"), heretofore in effect.

        FIRST: The title of the Association shall be "U.S. Bank National Association."

        SECOND: The main office of the Association shall be in the City of Cincinnati, County of Hamilton, State of Ohio. The general business of the Association shall be conducted at its main office and its branches.

        THIRD: The Board of Directors of the Association shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

        FOURTH: The annual meeting of the shareholders for the election of Directors and the transaction of whatever other business may be brought before said meeting shall be held at the main office or such other place as the Board of Directors may designate, on the day of each year specified thereof by the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of law; and all elections shall be held according to the provisions of law; and all elections shall be held according to such lawful regulations as may be prescribed by the Board of Directors.

        FIFTH: The aggregate number of shares of common stock that the Association has authority to issue is 3,640,000, all of which are of one class only, each such share having a par value of $5.00 (the "Common Stock"). The Association shall also have authority to issue 2,411,935 shares of preferred stock, without par value (the "Preferred Stock").

        No holder of shares of the capital stock of any class of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors, in its discretion, may from time to time determine and at such price as the Board of Directors may from time to time fix.



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        The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

        SECTION 5.01. SERIES A PREFERRED STOCK. Pursuant to the provisions of this Article Fifth, a series of Series A Non-Cumulative Preferred Stock, consisting of one hundred sixty-seven thousand (167,000) shares, is hereby established and authorized to be issued, and in addition to such matters specified elsewhere in this Article Fifth, such Series A Non-Cumulative Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

        (a) DESIGNATION AND AMOUNT. The shares of Preferred Stock shall be designated as the Series A Non-Cumulative Preferred Stock (the "Series A Preferred Stock"), and the number of shares constituting the Series A Preferred Stock shall be one hundred sixty-seven thousand (167,000). The liquidation preference of the Series A Preferred Stock shall be $1,000 per share (the "Series A Liquidation Value").

        (b) RANK. The Series A Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the Association, rank
(i) senior to all classes and series of Common Stock of the Association and to all classes and series of capital stock of the Association now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Association, or which do not specify their rank (collectively with the Common Stock, the "Series A Junior Securities"); (ii) on a parity with the Series B Preferred Stock and the Series C Preferred Stock and each other class of capital stock or series of preferred stock issued by the Association after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Association (collectively with the Series B Preferred Stock and the Series C Preferred Stock, the "Series A Parity Securities"); and (iii) junior to each other class of capital stock or series of preferred stock issued by the Association after the date hereof, the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Association (collectively, the "Series A Senior Securities").

        (c) DIVIDENDS. Dividends are payable on the Series A Preferred Stock as follows:

            (i) The holders of shares of the Series A Preferred Stock in preference to the Series A Junior Securities shall be entitled to receive, out of funds legally available for that purpose, and when, as, and if declared by the Board of Directors of the Association, dividends payable in cash at the annual rate of eight percent (8%) of the Series A Liquidation Value (the "Series A Dividend Rate").

            (ii) Dividends on the Series A Preferred Stock shall be non-cumulative. Dividends not paid on any Series A Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the first day of any Series A Dividend Period to but excluding the immediately succeeding Series A Dividend Payment Date. Dividends, if and when declared, shall be payable in arrears in cash on each Series A



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        Dividend Payment Date of each year with respect to the Series A Dividend
        Period ending on the day immediately prior to such Series A Dividend Payment Date at the Series A Dividend Rate to holders of record at the close of business on the applicable Record Date, commencing on December 31, 2000 with respect to any shares of Series A Preferred Stock issued prior to that Series A Dividend Payment Date; provided that dividends payable on the Series A Preferred Stock on the Series A Dividend Payment Date immediately following the first Series A Dividend Period following the Issue Date (and any dividend payable for a period less than a full semiannual period) shall be prorated for the period and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days in such Series A Dividend Period; and provided, further, that dividends payable on the Series A Preferred Stock on the Series A Dividend Payment Date immediately following the first Series A Dividend Period following the Issue Date shall include any accumulated and unpaid dividends on the Realty Company Series B Exchangeable Stock exchanged for the Series A Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series A Preferred Stock shall be paid only in cash.

            (iii) No dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the Association if such declaration or payment shall be restricted or prohibited by law.

            (iv) Holders of shares of Series A Preferred Stock shall not be entitled to any dividends in excess of full dividends declared, as herein provided, on the shares of Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series A Preferred Stock that may be in arrears.

            (v) (A) So long as any shares of Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series A Junior Securities and other than as provided in clause (B) below) shall be declared, paid or set aside for payment or other distribution upon any Series A Junior Securities or any other Series A Parity Securities, nor shall any shares of any Series A Junior Securities or any other Series A Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the Association (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase, Series A Junior Securities) unless, in each case, the full dividends on all outstanding shares of the Series A Preferred Stock shall have been declared and paid, when due, for the Series A Dividend Period, if any, terminating on or immediately prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition.

                (B) When dividends for any Series A Dividend Period are not paid in full, as provided in clause (A) above, on the shares of the Series A Preferred Stock or any other Series A Parity Securities, dividends may be declared and paid on any such shares for any dividend period therefor, but only if such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share on the shares of the Series A



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        Preferred Stock and any other Series A Parity Securities, in all cases shall bear to each other the same ratio that the amount of unpaid dividends per share on the shares of the Series A Preferred Stock for such Series A Dividend Period and such other Series A Parity Securities for the corresponding dividend period bear to each other.

        (d) LIQUIDATION PREFERENCE.

            (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Association, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Association available for distribution to its shareholders an amount in cash equal to the Series A Liquidation Value for each share outstanding, plus an amount in cash equal to all unpaid dividends thereon for the then current Series A Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series A Junior Securities. If the assets of the Association are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and any Series A Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Series A Parity Securities are entitled were paid in full.

            (ii) For the purpose of this Section 5.01(d), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Association, nor the consolidation or merger of the Association, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Association, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Association.

        (e) REDEMPTION. The Series A Preferred Stock is not redeemable prior to December 31, 2021. On or after such date, the Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Association, but with the consent of the Comptroller of the Currency and any other appropriate regulatory authorities, if required, for cash out of any source of funds legally available, at a redemption price equal to 100% of the Series A Liquidation Value per share plus unpaid dividends thereon accumulated since the immediately preceding Series A Dividend Payment Date (the "Series A Redemption Price"). Any date of such redemption is referred to as the "Series A Redemption Date." If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the Association will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

        The Series A Preferred Stock is not subject to any sinking fund.

        (f) PROCEDURE FOR REDEMPTION.

            (i) Upon redemption of the Series A Preferred Stock pursuant to
        Section 5.01(e) hereof, notice of such redemption (a "Series A Notice of Redemption") shall be mailed by first-class mail, postage prepaid, not less than thirty (30) days nor more than



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        sixty (60) days prior to the Series A Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Association; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Association has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series A Redemption Date; (B) the Series A Redemption Price; (C) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; and (D) the CUSIP number of the shares being redeemed.

            (ii) If a Series A Notice of Redemption shall have been given as aforesaid and the Association shall have deposited on or before the Series A Redemption Date a sum sufficient to redeem the shares of Series A Preferred Stock as to which a Series A Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series A Redemption Price to the holders thereof, or if no such deposit is made, then upon the Series A Redemption Date (unless the Association shall default in making payment of the Series A Redemption Price), all rights of the holders thereof as shareholders of the Association by reason of the ownership of such shares (except their right to receive the Series A Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The Association shall be entitled to receive, from time to time, from the Transfer Agent the interest, if any, earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series A Preferred Stock so called for redemption shall not claim the Series A Redemption Price for its shares within twelve (12) months after the related Series A Redemption Date, the Transfer Agent shall, upon demand, pay over to the Association such amount remaining on deposit, and the Transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the Association for payment thereof.

            (iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series A Redemption Date, the Association shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series A Redemption Price for the shares to be redeemed on the Series A Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series A Redemption Price. The Association may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Milwaukee, Wisconsin at the opening of business on such Series A Redemption Date.

            (iv) Except as otherwise expressly set forth in this Section 5.01(f), nothing contained in these Amended and Restated Articles of Association shall limit any legal right of the Association to purchase or otherwise acquire any shares of Series A Preferred Stock at any price, whether higher or lower than the Series A Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise.



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            (v) If the Association shall not have funds legally available for the redemption of all of the shares of Series A Preferred Stock on any Series A Redemption Date, the Association shall redeem on the Series A Redemption Date only the number of shares of Series A Preferred Stock as it shall have legally available funds to redeem, as determined in an equitable manner, and the remainder of the shares of Series A Preferred Stock shall be redeemed, at the option of the Association, on the earliest practicable date next following the day on which the Association shall first have funds legally available for the redemption of such shares.

        (g) REACQUIRED SHARES. Shares of the Series A Preferred Stock that have been redeemed, purchased or otherwise acquired by the Association are not subject to reissuance or resale as shares of Series A Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the Association shall designate them again for issuance as part of a series.

        (h) VOTING RIGHTS. Except as otherwise required by applicable law, the holders of Series A Preferred Stock shall not have any voting rights.

        SECTION 5.02. SERIES B PREFERRED STOCK. Pursuant to the provisions of this Article Fifth, a series of Series B Non-Cumulative Preferred Stock, consisting of one million four hundred ninety-four thousand nine hundred thirty-five (1,494,935) shares, is hereby established and authorized to be issued, and in addition to such matters specified elsewhere in this Article Fifth, such Series B Non-Cumulative Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

        (a) DESIGNATION AND AMOUNT. The shares of Preferred Stock shall be designated as the Series B Non-Cumulative Preferred Stock (the "Series B Preferred Stock"), and the number of shares constituting the Series B Preferred Stock shall be one million four hundred ninety-four thousand nine hundred thirty-five (1,494,935). The liquidation preference of the Series B Preferred Stock shall be $1,000 per share (the "Series B Liquidation Value").

        (b) RANK. The Series B Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the Association, rank
(i) senior to all classes and series of Common Stock of the Association and to all classes and series of capital stock of the Association now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Association, or which do not specify their rank (collectively with the Common Stock, the "Series B Junior Securities"); (ii) on a parity with the Series A Preferred Stock and the Series C Preferred Stock and each other class of capital stock or series of preferred stock issued by the Association after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Association (collectively with the Series A Preferred Stock and the Series C Preferred Stock, the "Series B Parity Securities"); and (iii) junior to each other class of capital stock or series of preferred stock issued by the Association after the date hereof, the terms of which specifically provide that such class or series will rank senior to the Series B Preferred



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Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Association (collectively, the "Series B Senior Securities").

        (c) DIVIDENDS. Dividends are payable on the Series B Preferred Stock as follows:

            (i) The holders of the Series B Preferred Stock in preference to the Series B Junior Securities shall be entitled to receive, out of funds legally available for that purpose, and when, as, and if declared by the Board of Directors of the Association, dividends payable in cash at the applicable annual rate set forth in this Section 5.02(c)(i) below of the Series B Liquidation Value (the "Series B Dividend Rate"):

                     (1) With respect to dividends payable on each Series B
                 Dividend Payment Date occurring from the Issue Date through December 31, 2005, the Series B Dividend Rate shall be eight and seven-eighths percent (8.875%); and

                     (2) Thereafter, dividends shall accrue at a variable rate
                 per annum equal to the 5-year CMT Rate plus two percent (2%). On December 31, 2005, and on December 31 every five (5) years thereafter, the previous dividend rate shall be replaced by the then-current 5-year CMT Rate plus two percent (2%). The 5-year CMT Rate for each 5-year period shall be determined by the Calculation Agent on the second Business Day immediately preceding the first day of such period (each a "CMT Determination Date").

            (ii) Dividends on the Series B Preferred Stock shall be non-cumulative. Dividends not paid on any Series B Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the first day of any Series A Dividend Period to but excluding the immediately succeeding Series A Dividend Payment Date. Dividends, if and when declared, shall be payable in arrears in cash on each Series B Dividend Payment Date of each year with respect to the Series B Dividend Period ending on the day immediately prior to such Series B Dividend Payment Date at the Series B Dividend Rate per share to holders of record at the close of business on the applicable Record Date, commencing on the Exchange Date with respect to any shares of Series B Preferred Stock issued prior to that Series B Dividend Payment Date; provided that dividends payable on the Series B Preferred Stock on the Series B Dividend Payment Date immediately following the first Series B Dividend Period following the Issue Date (and any dividend payable for a period less than a full quarterly period) shall be prorated for the period and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days in such Series B Dividend Period; and provided, further, that dividends payable on the Series B Preferred Stock on the Series B Dividend Payment Date immediately following the first Series B Dividend Period following the Issue Date shall include any accumulated and unpaid dividends on the Realty Company Series C Exchangeable Stock exchanged for the Series B Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series B Preferred Stock shall be paid only in cash.



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            (iii) No dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the Association if such declaration or payment shall be restricted or prohibited by law.

            (iv) Holders of shares of Series B Preferred Stock shall not be entitled to any dividends in excess of full dividends declared, as herein provided, on the shares of Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series B Preferred Stock that may be in arrears.

            (v) (A) So long as any shares of Series B Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series B Junior Securities and other than as provided in clause (B) below) shall be declared, paid or set aside for payment or other distribution upon any Series B Junior Securities or any other Series B Parity Securities, nor shall any shares of any Series B Junior Securities or any other Series B Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the Association (except by conversion into or exchange or shares of, or options, warrants or rights to subscribe for or purchase, Series B Junior Securities) unless, in each case, the full dividends on all outstanding shares of the Series B Preferred Stock shall have been declared and paid, when due, for the Series B Dividend Period, if any, terminating on or immediately prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition.

                (B) When dividends for any Series B Dividend Period are not paid in full, as provided in clause (A) above, on the shares of the Series B Preferred Stock or any other Series B Parity Securities, dividends may be declared and paid on any such shares for any dividend period therefor, but only if such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share on the shares of the Series B Preferred Stock and any other Series B Parity Securities, in all cases shall bear to each other the same ratio that the amount of unpaid dividends per share on the shares of the Series B Preferred Stock for such Series B Dividend Period and such other Series B Parity Securities for the corresponding dividend period bear to each other.

        (d) LIQUIDATION PREFERENCE.

            (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Association, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Association available for distribution to its shareholders an amount in cash equal to the Series B Liquidation Value for each share outstanding, plus an amount in cash equal to all unpaid dividends thereon for the then current Series B Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series B Junior Securities. If the assets of the Association are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B



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        Preferred Stock and any Series B Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock and the holders of outstanding shares of such Series B Parity Securities are entitled were paid in full.

            (ii) For the purpose of this Section 5.02(d), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Association, nor the consolidation or merger of the Association, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Association, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Association.

        (e) REDEMPTION. The Series B Preferred Stock is not redeemable prior to December 31, 2005. On such date and on each fifth anniversary of such date, the Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Association, but with the consent of the Comptroller of the Currency and any other appropriate regulatory authorities, if required, for cash out of any source of funds legally available, at a redemption price equal to 100% of the Series B Liquidation Value per share plus unpaid dividends thereon accumulated since the immediately preceding Series B Dividend Payment Date (the "Series B Redemption Price"). Any date of such redemption is referred to as the "Series B Redemption Date." If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the Association will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

        The Series B Preferred Stock is not subject to any sinking fund.

        (f) PROCEDURE FOR REDEMPTION.

            (i) Upon redemption of the Series B Preferred Stock pursuant to
        Section 5.02(e) hereof, notice of such redemption (a "Series B Notice of Redemption") shall be mailed by first-class mail, postage prepaid, not less than thirty (30) days nor more than sixty (60) days prior to the Series B Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Association; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Association has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series B Redemption Date; (B) the Series B Redemption Price; (C) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; and (D) the CUSIP number of the shares being redeemed.

            (ii) If a Series B Notice of Redemption shall have been given as aforesaid and the Association shall have deposited on or before the Series B Redemption Date a sum sufficient to redeem the shares of Series B Preferred Stock as to which a Series B Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series B Redemption Price to the holders thereof, or if no such deposit is made, then upon the Series B Redemption Date (unless the Association shall default in making payment of the Series B Redemption Price), all rights of the holders thereof as shareholders of the Association by reason of the ownership of such shares (except their right to receive the Series B Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The Association shall be entitled to receive, from time to time, from the Transfer Agent the interest, if any, earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series B Preferred Stock so called for redemption shall not claim the Series B Redemption Price for its shares within twelve (12) months after the related Series B Redemption Date, the Transfer Agent shall, upon demand, pay over to the Association such amount remaining on deposit, and the Transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the Association for payment thereof.

            (iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series B Redemption Date, the Association shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series B Redemption Price for the shares to be redeemed on the Series B Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series B Redemption Price. The Association may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Milwaukee, Wisconsin at the opening of business on such Series B Redemption Date.

            (iv) Except as otherwise expressly set forth in this Section 5.02(f), nothing contained in these Amended and Restated Articles of Association shall limit any legal right of the Association to purchase or otherwise acquire any shares of Series B Preferred Stock at any price, whether higher or lower than the Series B Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise.

            (v) If the Association shall not have funds legally available for the redemption of all of the shares of Series B Preferred Stock on any Series B Redemption Date, the Association shall redeem on the Series B Redemption Date only the number of shares of Series B Preferred Stock as it shall have legally available funds to redeem, as determined in an equitable manner, and the remainder of the shares of Series B Preferred Stock shall be redeemed, at the option of the Association, on the earliest practicable date next following the day on which the Association shall first have funds legally available for the redemption of such shares.

        (g) REACQUIRED SHARES. Shares of the Series B Preferred Stock that have been redeemed, purchased or otherwise acquired by the Association are not subject to reissuance or resale as shares of Series B Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the Association shall designate them again for issuance as part of a series.

        (h) VOTING RIGHTS. Except as otherwise required by applicable law, the holders of Series B Preferred Stock shall not have any voting rights.

        SECTION 5.03. SERIES C PREFERRED STOCK. Pursuant to the provisions of this Article Fifth, a series of Series C Non-Cumulative Preferred Stock, consisting of seven hundred fifty thousand (750,000) shares, is hereby established and authorized to be issued, and in addition to such matters specified elsewhere in this Article Fifth, such Series C Non-Cumulative Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

        (a) DESIGNATION AND AMOUNT. The shares of Preferred Stock shall be designated as the Series C Non-Cumulative Preferred Stock (the "Series C Preferred Stock"), and the number of shares constituting the Series C Preferred Stock shall be seven hundred fifty thousand (750,000). The liquidation preference of the Series C Preferred Stock shall be $1,000 per share (the "Series C Liquidation Value").

        (b) RANK. The Series C Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the Association, rank
(i) senior to all classes and series of Common Stock of the Association and to all classes and series of capital stock of the Association now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Association, or which do not specify their rank (collectively with the Common Stock, the "Series C Junior Securities"); (ii) on a parity with the Series A Preferred Stock and the Series B Preferred Stock and each other class of capital stock or series of preferred stock issued by the Association after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Association (collectively with the Series A Preferred Stock and the Series B Preferred Stock, the "Series C Parity Securities"); and (iii) junior to each other class of capital stock or series of preferred stock issued by the Association after the date hereof, the terms of which specifically provide that such class or series will rank senior to the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Association (collectively, the "Series C Senior Securities").

        (c) DIVIDENDS. Dividends are payable on the Series C Preferred Stock as follows:

            (i) The holders of the Series C Preferred Stock in preference to the Series C Junior Securities shall be entitled to receive, out of funds legally available for that purpose, and when, as, and if declared by the Board of Directors of the Association, dividends payable in cash at the annual rate of 7.75% of the Series C Liquidation Value (the "Series C Dividend Rate").

            (ii) Dividends on the Series C Preferred Stock shall be non-cumulative. Dividends not paid on any Series C Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the first day of any Series C Dividend Period to but excluding the immediately succeeding Series C Dividend Payment Date. Dividends, if and when declared, shall be payable in arrears in cash on each Series C Dividend Payment Date of each year with respect to the Series C Dividend Period ending on the day immediately prior to such Series C Dividend Payment Date at the Series C Dividend Rate per share to holders of record at the close of business on the applicable Record Date, commencing on the Exchange Date with respect to any shares of Series C Preferred Stock issued prior to that Series C Dividend Payment Date; provided that dividends payable on the Series C Preferred Stock on the Series C Dividend Payment Date immediately following the first Series C Dividend Period following the Issue Date (and any dividend payable for a period less than a full quarterly period) shall be prorated for the period and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days in such Series C Dividend Period; and provided, further, that dividends payable on the Series C Preferred Stock on the Series C Dividend Payment Date immediately following the first Series C Dividend Period following the Issue Date shall include any accumulated and unpaid dividends on the Funding Company Exchangeable Securities exchanged for the Series C Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series C Preferred Stock shall be paid only in cash.

            (iii) No dividends on shares of Series C Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the Association if such declaration or payment shall be restricted or prohibited by law.

            (iv) Holders of shares of Series C Preferred Stock shall not be entitled to any dividends in excess of full dividends declared, as herein provided, on the shares of Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series C Preferred Stock that may be in arrears.

            (v) (A) So long as any shares of Series C Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series C Junior Securities and other than as provided in clause (B) below) shall be declared, paid or set aside for payment or other distribution upon any Series C Junior Securities or any other Series C Parity Securities, nor shall any shares of any Series C Junior Securities or any other Series C Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the Association (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase, Series C Junior Securities) unless, in each case, the full dividends on all outstanding shares of the Series C Preferred Stock shall have been declared and paid, when due, for the Series C Dividend Period, if any, terminating on or immediately prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition.

                (B) When dividends for any Series C Dividend Period are not paid in full, as provided in clause (A) above, on the shares of the Series C Preferred Stock or any other Series C Parity Securities, dividends may be declared and paid on any such shares for any dividend period therefor, but only if such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share on the shares of the Series C Preferred Stock and any other Series C Parity Securities, in all cases shall bear to each other the same ratio that the amount of unpaid dividends per share on the shares of the Series C Preferred Stock for such Series C Dividend Period and such other Series C Parity Securities for the corresponding dividend period bear to each other.

        (d) LIQUIDATION PREFERENCE.

            (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Association, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Association available for distribution to its shareholders an amount in cash equal to the Series C Liquidation Value for each share outstanding, plus an amount in cash equal to all unpaid dividends thereon for the then current Series C Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series C Junior Securities. If the assets of the Association are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series C Preferred Stock and any Series C Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock and the holders of outstanding shares of such Series C Parity Securities are entitled were paid in full.

            (ii) For the purpose of this Section 5.03(d), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Association, nor the consolidation or merger of the Association, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Association, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Association.

        (e) REDEMPTION. The Series C Preferred Stock shall be redeemable at any time, in whole or in part, at the option of the Association, but with the consent of the Comptroller of the Currency and any other appropriate regulatory authorities, if required, for cash out of any source of funds legally available, at a redemption price equal to 100% of the Series C Liquidation Value per share plus unpaid dividends thereon accumulated since the immediately preceding Series C Dividend Payment Date (the "Series C Redemption Price"). Any date of such redemption is referred to as the "Series C Redemption Date." If fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the Association will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

        The Series C Preferred Stock is not subject to any sinking fund.

        (f) PROCEDURE FOR REDEMPTION.

            (i) Upon redemption of the Series C Preferred Stock pursuant to
        Section 5.03(e) hereof, notice of such redemption (a "Series C Notice of Redemption") shall be mailed by first-class mail, postage prepaid, not less than thirty (30) days nor more than sixty (60) days prior to the Series C Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Association; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Association has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series C Redemption Date; (B) the Series C Redemption Price; (C) the place or places where certificates for such shares are to be surrendered for payment of the Series C Redemption Price; and (D) the CUSIP number of the shares being redeemed.

            (ii) If a Series C Notice of Redemption shall have been given as aforesaid and the Association shall have deposited on or before the Series C Redemption Date a sum sufficient to redeem the shares of Series C Preferred Stock as to which a Series C Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series C Redemption Price to the holders thereof, or if no such deposit is made, then upon the Series C Redemption Date (unless the Association shall default in making payment of the Series C Redemption Price), all rights of the holders thereof as shareholders of the Association by reason of the ownership of such shares (except their right to receive the Series C Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The Association shall be entitled to receive, from time to time, from the Transfer Agent the interest, if any, earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series C Preferred Stock so called for redemption shall not claim the Series C Redemption Price for its shares within twelve (12) months after the related Series C Redemption Date, the Transfer Agent shall, upon demand, pay over to the Association such amount remaining on deposit, and the Transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the Association for payment thereof.

            (iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series C Redemption Date, the Association shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series C Redemption Price for the shares to be redeemed on the Series C Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series C Redemption Price. The Association may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Milwaukee, Wisconsin at the opening of business on such Series C Redemption Date.

               (iv) Except as otherwise expressly set forth in this Section 5.03(f), nothing contained in these Amended and Restated Articles of Association shall limit any legal right of the Association to purchase or otherwise acquire any shares of Series C Preferred Stock at any price, whether higher or lower than the Series C Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise.

            (v) If the Association shall not have funds legally available for the redemption of all of the shares of Series C Preferred Stock on any Series C Redemption Date, the Association shall redeem on the Series C Redemption Date only the number of shares of Series C Preferred Stock as it shall have legally available funds to redeem, as determined in an equitable manner, and the remainder of the shares of Series C Preferred Stock shall be redeemed, at the option of the Association, on the earliest practicable date next following the day on which the Association shall first have funds legally available for the redemption of such shares.

        (g) REACQUIRED SHARES. Shares of the Series C Preferred Stock that have been redeemed, purchased or otherwise acquired by the Association are not subject to reissuance or resale as shares of Series C Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the Association shall designate them again for issuance as part of a series.

        (h) VOTING RIGHTS. Except as otherwise required by applicable law, the holders of Series C Preferred Stock shall not have any voting rights.

        SECTION 5.04. DEFINITIONS. For the purpose of Sections 5.01, 5.02 and
5.03 hereof, the following terms shall have the meanings indicated:

        "5-year CMT Rate" for any CMT Determination Date will be the rate equal to:

               (i) the weekly average interest rate of U.S. Treasury securities having an index maturity of five years for the week that ends immediately before the week in which the relevant CMT Determination Date falls, as such rate appears on page "7052" on Telerate (or such other page as may replace the 7052 page on that service or any successor services) under the heading "... Treasury Constant Maturities ... Federal Reserve Board Release H.15 ... Mondays Approximately 3:45 p.m."

               (ii) If the applicable rate described in clause (i) above is not displayed on Telerate page 7052 at 3:00 p.m., New York City time, on the relevant CMT Determination Date, then the 5-year CMT Rate will be the Treasury constant maturity rate applicable to a five-year index maturity for the weekly average as published in H.15(519) (as defined below).

               (iii) If the applicable rate described in clause (ii) above does not appear in H.15(519) at 3:00 p.m., New York City time, on the relevant CMT Determination Date, then the 5-year CMT Rate will be the Treasury constant maturity rate, or other U.S. Treasury rate, applicable to a five-year index maturity with reference to the relevant CMT Determination Date, that:

                      (a) is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury; and

                      (b) is determined by the Association to be comparable to the applicable rate formerly displayed on Telerate page 7052 and published in H.15(519).

               (iv) If the rate described in clause (iii) above does not appear at 3:00 p.m., New York City time, on the relevant CMT Determination Date, than the 5-year CMT Rate will be the yield to maturity of the arithmetic mean of the secondary market offered rates for Treasury notes having an original maturity of approximately five years and a remaining term to maturity of not less than four years, and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant CMT Determination Date, as quoted by three primary U.S. government securities dealers in New York City selected by the Association. In selecting these offered rates, the Association will request quotations from five primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest.

               (v) If the Association is unable to obtain three quotations of the kind described in clause (iv) above, the CMT Rate will be the yield to maturity of the arithmetic mean of the secondary market offered rates for Treasury notes with an original maturity longer than five years and a remaining term to maturity closest to five years, and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant CMT Determination Date, as quoted by the three primary U.S. governmental securities dealers in New York City selected by the Association. In selecting these offered rates, the Association will request quotations from five primary declares and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation, or, if there is equality, one of the lowest.

               (vi) If fewer than five but more than two primary dealers are quoting offered rates as described above in clause (v), then the 5-year CMT Rate for the relevant CMT Determination Date will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of those quotations will be disregarded.

               (vii) If two or fewer primary dealers are quoting offered rates as described above in clause (v), the 5-year CMT Rate in effect for the new dividend period will be the 5-year CMT Rate in effect for the prior dividend period.

        As used in this definition, "H.15(519)" means the weekly statistical release entitled "Statistical Release H.15(519)," or any successor publication, published by the Board of Governors of the Federal Reserve System.

        Absent manifest error, the Association's determination of the 5-year CMT Rate will be final and binding.

        "Association" means U.S. Bank National Association (formerly named Firstar Bank, National Association), a national banking association.

        "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a day on which banking institutions in The City of New York and Milwaukee, Wisconsin are authorized or required by law or executive order to close.

        "Calculation Agent" means any Person authorized by the Association to determine the Series B Dividend Rate, which initially shall be the Association.

        "CMT Determination Date" has the meaning set forth in Section 5.02(c)(i)(2) hereof.

        "Dividend Payment Date" means, as the context requires, a Series A Dividend Payment Date, a Series B Dividend Payment Date or a Series C Dividend Payment Date.

        "Exchange Date" means, as the context requires, any date on which the Realty Company Series B Exchangeable Stock is exchanged for the Series A Preferred Stock, any date on which the Realty Company Series C Exchangeable Stock is exchanged for the Series B Preferred Stock, or any date on which the Funding Company Exchangeable Securities are exchanged for the Series C Preferred Stock.

        "Firstar Realty" means Firstar Realty L.L.C., an Illinois limited liability company.

        "Funding Company Exchangeable Securities" means the Non-Cumulative Exchangeable Preferred Securities of USB Funding LLC, a Delaware limited liability company.

        "Issue Date" means, as the context requires, the first date on which shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock are issued.

        "Person" means any individual, firm, bank or other entity and shall include any successor (by merger or otherwise) of such entity.

        "Realty Company Series B Exchangeable Stock" means the Series B Non-Cumulative Exchangeable Preferred Stock of Firstar Realty.

        "Realty Company Series C Exchangeable Stock" means the Series C Non-Cumulative Exchangeable Preferred Stock of Firstar Realty.

        "Record Date" means the 15th day of the month in which the applicable Dividend Payment Date falls for dividends declared by the Board of Directors.

        "Series A Dividend Payment Date" means each June 30 and December 31 of each year.

        "Series A Dividend Period" is the period from a Series A Dividend Payment Date to, but excluding, the next succeeding Series A Dividend Payment Date, except that the initial Series A Dividend Period shall commence on the date of the original issuance of shares of Series A Preferred Stock.

        "Series A Dividend Rate" has the meaning set forth in Section 5.01(c)(i) hereof.

        "Series A Junior Securities" has the meaning set forth in Section 5.01(b) hereof.

        "Series A Liquidation Value" has the meaning set forth in Section 5.01(a) hereof.

        "Series A Notice of Redemption" has the meaning set forth in Section 5.01(f)(i) hereof.

        "Series A Parity Securities" has the meaning set forth in Section 5.01(b) hereof.

        "Series A Preferred Stock" has the meaning set forth in Section 5.01(a) hereof.

        "Series A Redemption Date" has the meaning set forth in Section 5.01(e) hereof.

        "Series A Redemption Price" has the meaning set forth in Section 5.01(e) hereof.

        "Series A Senior Securities" has the meaning set forth in Section 5.01(b) hereof.

        "Series B Dividend Payment Date" means each June 30 and December 31 of each year.

        "Series B Dividend Period" is the period from a Series B Dividend Payment Date to, but excluding, the next succeeding Series B Dividend Payment Date, except that the initial Series B Dividend Period shall commence on the original issuance of shares of Series B Preferred Stock.

        "Series B Dividend Rate" has the meaning set forth in Section 5.02(c)(i) hereof.

        "Series B Junior Securities" has the meaning set forth in Section 5.02(b) hereof.

        "Series B Liquidation Value" has the meaning set forth in Section 5.02(a) hereof.

        "Series B Notice of Redemption" has the meaning set forth in Section 5.02(f)(i) hereof.

        "Series B Parity Securities" has the meaning set forth in Section 5.02(b) hereof.

        "Series B Preferred Stock" has the meaning set forth in Section 5.02(a) hereof.

        "Series B Redemption Date" has the meaning set forth in Section 5.02(e) hereof.

        "Series B Redemption Price" has the meaning set forth in Section 5.02(e) hereof.

        "Series B Senior Securities" has the meaning set forth in Section 5.02(b) hereof.

        "Series C Dividend Payment Date" means each January 15 and July 15 of each year.

        "Series C Dividend Period" is the period from a Series C Dividend Payment Date to, but excluding, the next succeeding Series C Dividend Payment Date, except that the initial Series C Dividend Period shall commence on the original issuance of shares of Series C Preferred Stock.

        "Series C Dividend Rate" has the meaning set forth in Section 5.03(c)(i) hereof.

        "Series C Junior Securities" has the meaning set forth in Section 5.03(b) hereof.

        "Series C Liquidation Value" has the meaning set forth in Section 5.03(a) hereof.

        "Series C Notice of Redemption" has the meaning set forth in Section 5.03(f)(i) hereof.

        "Series C Parity Securities" has the meaning set forth in Section 5.03(b) hereof.

        "Series C Preferred Stock" has the meaning set forth in Section 5.03(a) hereof.

        "Series C Redemption Date" has the meaning set forth in Section 5.03(e) hereof.

        "Series C Redemption Price" has the meaning set forth in Section 5.03(e) hereof.

        "Series C Senior Securities" has the meaning set forth in Section 5.03(b) hereof.

        "Transfer Agent" means a bank or trust company as may be appointed from time to time by the Board of Directors of the Association, or a committee thereof, to act as transfer agent, paying agent and registrar of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

        SIXTH: The Board of Directors shall appoint one of its members President of the Association, who shall be Chairman of the Board, unless the Board appoints another Director to be the Chairman of the Board. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Cashier and such other officers and employees as may be required to transact the Business of the Association. The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business affairs of the Association; to make all Bylaws that it may be lawful for them to make and generally to do and perform all acts that it may be legal for a Board of Directors to do and perform.

        SEVENTH: The Board of Directors, without need for approval of shareholders, shall have the power to change the location of the main office of the Association, subject to such limitations as from time to time may be provided by law; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency.

        EIGHTH: The corporate existence of the Association shall continue until terminated in accordance with the laws of the United States.

        NINTH: The Board of Directors of the Association, the Chairman of the Board, the President, or any three or more holders of Common Stock owning, in the aggregate, not less than twenty-five percent of the Common Stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record entitled to vote at such meeting at his address as shown upon the books of the Association.

        TENTH: Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a Director, officer, or employee of the Association or of any firm, corporation, or organization which he served in any such capacity at the request of the Association. Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties to the Association. And, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of Directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of Directors. And, provided further, that no Director, officer or employee shall be so indemnified or reimbursed for expenses, penalties or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency where said proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by an individual or individuals in the form of payments to the Association. The foregoing right of indemnification shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law. The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its Directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all Directors, officers, or employees.

        ELEVENTH: Except as otherwise specifically provided in Article Fifth hereof, these Amended and Restated Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Association, unless the vote of the holders of a greater amount of stock is required by law and in that case by the vote of the holders of such greater amount.

                                    EXHIBIT 2

--------------------------------------------------------------------------------
      COMPTROLLER OF THE CURRENCY
      ADMINISTRATOR OF NATIONAL BANKS
--------------------------------------------------------------------------------
      Washington, D.C. 20219

                                  CERTIFICATE

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2. "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

                                   IN TESTIMONY WHEREOF, I have hereunto
                                   subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this 21st day of August, 2001.

            [SEAL]

                                    /s/ JOHN D. HAWKE, JR.
                                    ----------------------------------------
                                    Comptroller of the Currency

                                    EXHIBIT 3

--------------------------------------------------------------------------------
      COMPTROLLER OF THE CURRENCY
      ADMINISTRATOR OF NATIONAL BANKS
--------------------------------------------------------------------------------
      Washington, D.C. 20219

                        CERTIFICATE OF FIDUCIARY POWERS

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2. "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 U.S.C. 92a, and that the authority so granted remains in full force and effect on the date of this Certificate.

                                   IN TESTIMONY WHEREOF, I have hereunto
                                   subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this 21st day of August, 2001.

            [SEAL]

                                    /s/ JOHN D. HAWKE, JR.
                                    ----------------------------------------
                                    Comptroller of the Currency

                                    EXHIBIT 4

                                     BYLAWS
                                       OF
                         U.S. BANK NATIONAL ASSOCIATION


                                   ARTICLE I.
                            MEETINGS OF SHAREHOLDERS


SECTION 1. ANNUAL MEETING

The annual meeting of shareholders shall be held at the main banking house of the Association or other convenient place duly authorized by the Board of Directors (the "Board") at 11:00 a.m. on the second Tuesday in March of each year, or such other date or time which the Board may designate at any Board meeting held prior to the required date for sending notice of the annual meeting to the shareholders. Notice of such meeting shall be mailed to shareholders not less than ten (10) or more than sixty (60) days prior to the meeting date.

SECTION 2. SPECIAL MEETINGS

Special meetings of shareholders may be called and held at such times and upon such notice as is specified in the Articles of Association.

SECTION 3. QUORUM

A majority of the outstanding capital stock represented in person or by proxy shall constitute a quorum of any meeting of the shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held as adjourned without further notice.

SECTION 4. INSPECTORS

The Board of Directors may, and in the event of its failure so to do, the Chairman of the Board may appoint Inspectors of Election who shall determine the presence of quorum, the validity of proxies, and the results of all elections and all other matters voted upon by shareholders at all annual and special meetings of shareholders.

SECTION 5. VOTING

In deciding on questions at meetings of shareholders, except in the election of directors, each shareholder shall be entitled to one vote for each share of stock held. A majority of votes cast shall decide each matter submitted to the shareholders, except where by law a larger vote is required. In all elections of directors, each shareholder shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate as many votes as the number of directors multiplied by the number of his shares equal, or to distribute them on the same principle among as many candidates as he shall think fit.

SECTION 6. WAIVER AND CONSENT

The shareholders may act without notice or a meeting by a unanimous written consent by all shareholders.

                                   ARTICLE II.
                               BOARD OF DIRECTORS


SECTION 1. TERM OF NOTICE

The directors of this Association shall hold office for one year and until their successors are duly elected and qualified.

SECTION 2. REGULAR MEETINGS

The organizational meeting of the Board of Directors shall be held on the same date as soon as practical following the annual meeting of shareholders wherever the Directors deem appropriate. Other regular meetings of the Board of Directors shall be held at such time and place as may be designated in the notice of the meeting. When any regular meeting of the Board falls on a holiday, the meeting shall be held on the next banking business day, unless the Board shall designate some other day.

SECTION 3. SPECIAL MEETINGS

Special meetings of the Board of Directors may be called by the Chairman of the Board of the Association, or at the request of three or more Directors. Notice of the time, place and purposes of such meetings shall be given by letter, by telephone, in person, by facsimile, by electronic mail or other reasonable manner to every Director.

SECTION 4. QUORUM

A majority of the entire membership of the Board shall constitute a quorum of any meeting of the board.

SECTION 5. NECESSARY VOTE

A majority of those Directors present and voting at any meeting of the Board of Directors shall decide each matter considered, except where otherwise required by law or the Articles or Bylaws of this Association.

SECTION 6. COMPENSATION

Directors, excluding full-time employees of the Bank, shall receive such reasonable compensation as may be fixed from time to time by the Board of Directors.

SECTION 7. ELECTION-AGE & RETIREMENT-AGE LIMITATION

No person shall be elected or re-elected a Director after reaching his seventieth (70th) birthday. Every Director of the Bank shall retire no later than the first month next following his seventieth (70th) birthday.

SECTION 8. DIRECTORS EMERITUS

The Board shall have the right from time to time to choose as Directors Emeritus persons who have had prior service as members of the Board and who may receive such compensation as shall be fixed from time to time by the Board of Directors.

                                  ARTICLE III.
                                    OFFICERS


SECTION 1. WHO SHALL CONSTITUTE

The Officers of the Association shall be a Chairman of the Board, Chief Executive Officer, a President, a Secretary, and other officers such as Vice Chairman of the Board, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Trust Officers, Trust Investment Officers, Trust Real Estate Officers, Assistant Trust Officers, Controller, Assistant Controller, Auditor and Assistant Auditors, as the Board may appoint from time to time. The Board may choose to delegate authority to elect officers other than the Chairman, Chief Executive Office, President, Secretary, Vice Chairman and Executive Vice Presidents, to the Chief Executive Officer or President. Any person may hold two offices. The Chairman of the Board, all Vice Chairmen of the Board, Chief Executive Officer and the President shall at all times be members of the Board of Directors.

SECTION 2. NUMBER

As provided in the Articles of Association, the Board of this Association shall consist of not less than five nor more than twenty-five members. At any meeting of the shareholders held for the purpose of electing directors, or changing the number thereof, the number of directors may be determined by a majority of the votes cast by the shareholders in person or by proxy. Any vacancy occurring in the Board shall be filled by the remaining directors. Between meetings of the shareholders held for the purpose of electing directors, the Board by a majority vote of the full Board may increase the size of the Board by not more than four directors in any one year, but not to more than a total of twenty-five directors, and fill any vacancy so created in the Board. All directors shall hold office until their successors are elected and qualified.

SECTION 3. TERM OF OFFICE

All officers shall be elected for and shall hold office for one year and until their successors are elected and qualified, subject to the right in the Board of directors by a majority vote of the entire membership to discharge any officer at any time.

SECTION 4. CHAIRMAN OF THE BOARD

The Chairman of the Board shall have general executive powers and duties and shall perform such other duties as may be assigned from time to time by the Board of Directors. He shall, when present, preside at all meetings of the shareholders and directors and shall be ex officio a member of all committees of the Board. He shall name all members of the committees of the Board, subject to the confirmation thereof by the Board.

SECTION 5. CHIEF EXECUTIVE OFFICER

The Chief Executive Officer, who may also be the Chairman or the President, shall have general executive powers and duties and shall perform such other duties as may be assigned from time to time by the Board of Directors.

SECTION 6. PRESIDENT

The President shall have general executive powers and duties and shall perform such other duties as may be assigned from time to time by the board of Directors. In addition, if designated by the Board of Directors, the President shall be the Chief Executive Officer and shall have all the powers and duties of the Chief Executive Officer, including the same power to name temporarily a Chief Executive Officer to serve in the absence of the President if there is a vacancy in the position of the chairman or in the event of the absence or incapacity of the Chairman.

SECTION 7. VICE CHAIRMAN OF THE BOARD

The Board of directors shall have the power to elect one or more Vice Chairmen of the Board of Directors. Any such Vice Chairmen of the Board shall participate in the formation of the policies of the Association and shall have such other duties as may be assigned to him from time to time by the Chairman of the Board or by the Board of Directors.

SECTION 8. OTHER OFFICERS

The Secretary and all other officers appointed by the Board of Directors shall have such duties as defined by law and as may from time to time be assigned to them by the chief executive Officer or the Board of Directors.

SECTION 9. RETIREMENT

Every officer of the Association shall retire not later than the first of the month next following his 65th birthday. The Board of directors may, in its discretion, set the retirement date and terms of retirement of an officer at a date later than provided above.


                                   ARTICLE IV.
                                   COMMITTEES


SECTION 1. COMPENSATION COMMITTEE

The duties of the Compensation Committee of the Association shall be carried out by the Compensation Committee of the financial holding company that is the parent of this Association.

SECTION 2. COMMITTEE ON AUDIT

The duties of the Audit Committee of the Association shall be carried out by the Audit Committee of the financial holding company that is the parent of this Association.

SECTION 3. TRUST COMMITTEE

The Board of Directors of this Association shall also serve as the Trust Committee. The Trust Committee shall determine policies of the Department and review actions of the Trust Policy Committee. All actions of the Trust Committee shall be reported to the Board of Directors.

SECTION 4. TRUST POLICY COMMITTEE

There shall be a standing committee of this association to be known as the Trust Policy Committee composed of the officers of the Association. The Trust Policy Committee or such officers as may be duly designated by the Trust Policy Committee, shall pass upon the acceptance of all trusts, the closing out or relinquishment of all trusts and the making, retention, or disposition of all investments of trust funds in conformity with policies established by the Trust Committee. Action of the Trust Policy Committee shall be reported to the Trust Committee.

SECTION 5. PENSION COMMITTEE

The duties of the Pension Committee of the Association shall be carried out by the Compensation Committee of the financial holding company that is the parent of this Association.

SECTION 6. OTHER COMMITTEES

The Chairman may appoint, from time to time, other committees for such purposes and with such powers as he or the Board my direct.


                                   ARTICLE V.
                                   MINUTE BOOK

        The organization papers of this Association, the Bylaws as revised or amended from time to time and the proceedings of all regular and special meetings of the shareholders and the directors shall be recorded in a minute book or books. All reports of committees required to be made to the Board shall be recorded in a minute book or shall be filed by the recording officer. The minutes of each meeting of the shareholders and the Board shall be signed by the recording officer.


                                   ARTICLE VI.
                          CONVEYANCES, CONTRACTS, ETC.

        All transfers and conveyances of real estate, mortgages, and transfers, endorsements or assignments of stock, bonds, notes, debentures or other negotiable instruments, securities or personal property shall be signed by any elected or appointed officer.

        All checks, drafts, certificates of deposit and all funds of the Association held in its own or in a fiduciary capacity may be paid out by an order, draft or check bearing the manual or facsimile signature of any elected or appointed officer of the Association.

        All mortgage satisfactions, releases, all types of loan agreements, all routine transactional documents of the Association, and all other instruments not specifically provided for, whether to be executed in a fiduciary capacity or otherwise, may be signed on behalf of the Association by any elected or appointed officer thereof.

        The Secretary or any Assistant Secretary of the Association or other proper officer may execute and certify that required action or authority has been given or has taken place by resolution of the Board under this Bylaw without the necessity of further action by the Board.

                                  ARTICLE VII.
                                      SEAL

The Association shall have no corporate seal.


                                  ARTICLE VIII.
                          INDEMNIFICATION OF DIRECTORS,
                             OFFICERS, AND EMPLOYEES


SECTION 1. INDEMNIFY

The Association shall indemnify such persons for such liabilities in such manner under such circumstances and to such extent as permitted by the corporate laws of the Sate of Ohio as enacted or amended. The Board of Directors may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the Association shall advance all reasonable costs and expenses (including attorneys' fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Section 1.

SECTION 2. PAYMENTS

Notwithstanding Section 1, however, (a) any indemnification payments to an institution-affiliated party, as defined at 12 USC 1813(u), for an administrative proceeding or civil action initiated by a federal banking agency, shall be reasonable and consistent with the requirements of 12 USC 1828(k) and the associated regulations; and (b) any indemnification payments and advancement of costs and expenses to an institution-affiliated party, as defined at 12 USC 1813(u), in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, shall be consistent with safe and sound banking practices.


                                   ARTICLE IX.
                                   AMENDMENTS

These Bylaws, or any of them, may be added to, altered, amended or repealed by the Board at any regular or special meeting of the Board.


                                   ARTICLE X.
                                  GOVERNING LAW

This Association designates the Ohio Business Corporation Act, as amended from time to time, as the governing law for its corporate governance procedures, to the extent not inconsistent with Federal banking statutes and regulations.



                                                              September 10, 2001

                                    EXHIBIT 6

                                     CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  February 26, 2002           SIG:  David A. Pringle
                                    --------------------------------


                                    U.S. BANK NATIONAL ASSOCIATION

                                    David A. Pringle
                                    Vice President

                                    EXHIBIT 7

                                  U.S. BANCORP
                       F I N A N C I A L   S U M M A R Y


                                             Three Months Ended     Nine Months Ended
                                                September 30,         September 30,
                                             -------------------   --------------------
(Dollars in Millions, Except Per Share Data)     2001       2000       2001        2000
---------------------------------------------------------------------------------------
Operating earnings*                            $149.7     $788.8   $1,765.6    $2,282.7
Merger and restructuring-related
  items (after-tax)                            (111.0)     (78.5)    (754.5)     (175.8)
Net income                                      $38.7     $710.3   $1,011.1    $2,106.9

PER COMMON SHARE
Basic earnings per share                         $.02       $.37       $.53       $1.10
Diluted earnings per share                        .02        .37        .52        1.10
Dividends declared**                            .1875      .1625      .5625       .4875
Book value per share                             8.54       7.58
Market value per share                          22.18      22.38

PER COMMON SHARE EXCLUDING MERGER
AND RESTRUCTURING-RELATED ITEMS*
Earnings per share                               $.08       $.42       $.92       $1.20
Diluted earnings per share                        .08        .41        .91        1.19
Earnings on a cash basis (diluted)***             .15        .46       1.11        1.34

FINANCIAL RATIOS
Return on average assets                          .09%      1.77%       .82%       1.79%
Return on average equity                           .9       19.6        8.4        19.7
Net interest margin (taxable-equivalent basis)   4.42       4.32       4.40        4.38
Efficiency ratio                                 54.6       52.5       58.3        52.3

FINANCIAL RATIOS EXCLUDING MERGER
AND RESTRUCTURING-RELATED ITEMS*
Return on average assets                          .35%      1.97%      1.43%       1.94%
Return on average equity                          3.5       21.8       14.7        21.4
Efficiency ratio                                 49.5       48.2       49.2        49.1
Banking efficiency ratio****                     45.7       42.8       44.7        44.1

AVERAGE BALANCE SHEET DATA
Loans                                        $117,414   $119,390   $119,535    $116,992
Earning assets                                145,828    141,684    145,001     139,470
Assets                                        167,451    159,252    165,148     157,129
Deposits                                      105,231    104,050    105,663     102,911
Total shareholders' equity                     16,945     14,408     16,012      14,257
=======================================================================================


                                            Sept. 30,    Dec. 31,
PERIOD END                                     2001        2000
                                            ---------    --------
Loans                                        $114,567    $122,365
Allowance for credit losses                     2,458       1,787
Assets                                        167,830     164,921
Deposits                                      103,805     109,535
Total shareholders' equity                     16,817      15,168
Tangible common equity ratio                      5.9%        6.3%
Tier 1 capital ratio                              7.2         7.2
Total risk-based capital ratio                   11.5        10.6
Leverage ratio                                    7.4         7.4
=======================================================================================

* The Company analyzes its performance on a net income basis in accordance with accounting principles generally accepted in the United States, as well as on an operating basis before merger and restructuring-related items referred to as "operating earnings." Operating earnings are presented as supplemental information to enhance the readers' understanding of, and highlight trends in, the Company's financial results excluding the impact of merger and restructuring-related items of specific business acquisitions and restructuring activities. Operating earnings should not be viewed as a substitute for net income and earnings per share as determined in accordance with accounting principles generally accepted in the United States.

** Dividends per share have not been restated for the Company's 2001 merger with the former U.S. Bancorp .

*** Calculated by adding amortization of goodwill and other intangible assets to operating earnings.

**** Without investment banking and brokerage activity.